UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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WYETH

(Name of Registrant as Specified In Its Charter)

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A Message from Bernard Poussot, Chairman, President and Chief Executive Officer, Wyeth

E-mailed to Wyeth Employees Worldwide

June 18, 2009

Dear Colleagues:

We have reached another important milestone in the process of closing our transaction with Pfizer. Today, Wyeth announced that we have filed the definitive proxy statement for our 2009 Annual Meeting of Stockholders to be held on July 20, 2009. As outlined in the proxy statement, among other business at this meeting, stockholders will vote on the adoption of Wyeth’s merger agreement with Pfizer.

The transaction with Pfizer requires the approval of holders of a majority of our outstanding shares, and the proxy statement gives our stockholders the information they need in order to cast their votes. If you own shares in Wyeth, you should soon receive your proxy materials and voting instructions in the mail. I encourage you to vote your shares.

The combination of Wyeth and Pfizer represents an excellent strategic fit. It will create the premier global biopharmaceutical company with more resources to invest in R&D and improved access to all leading scientific technology platforms, enabling us to pursue multiple paths to innovation.

Pending stockholder approval of the merger and other closing conditions, such as securing the required anti-trust clearance in the United States, Europe, Australia, China and Canada, we are still on track to close the transaction at the end of the third quarter or during the fourth quarter of 2009. Until the transaction closes, however, Wyeth and Pfizer continue to operate as two independent companies.

Thank you for your continuing efforts as we work together to make 2009 another strong year for Wyeth and plan for a successful integration with Pfizer.

Sincerely,

Bernard

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Wyeth concerning the proposed merger of Wyeth with Pfizer (the “merger”) and other future events and their potential effects on Wyeth. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond our control.

In connection with the proposed merger, Pfizer has filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Wyeth and each of Wyeth and Pfizer may be filing other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of Wyeth. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders may obtain, without charge, a copy of the definitive proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov). Wyeth’s stockholders also may obtain, without charge, a copy of the definitive proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744. Information about Wyeth’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of proxies from Wyeth’s stockholders is set forth in Wyeth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Wyeth’s Annual Report on Form 10-K/A, which was filed with the SEC on February 27, 2009 and April 30, 2009, respectively, and the definitive proxy statement/prospectus for Wyeth’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on June 17, 2009.